EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leah Nivison, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2019-GSA1 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer prior to May 6, 2020, Argentic Services Company LP, as Special Servicer on and after May 6, 2020, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Grand Canal Shoppes Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Grand Canal Shoppes Mortgage Loan on and after June 15, 2020, Situs Holdings, LLC, as Special Servicer for the Grand Canal Shoppes Mortgage Loan on and after June 15, 2020, Wells Fargo Bank, National Association, as Trustee for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Grand Canal Shoppes Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Grand Canal Shoppes Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the SoCal Retail Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the SoCal Retail Portfolio Mortgage Loan on and after May 6, 2020, Argentic Services Company LP, as Special Servicer for the SoCal Retail Portfolio Mortgage Loan on and after May 6, 2020, Wells Fargo Bank, National Association, as Trustee for the SoCal Retail Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the SoCal Retail Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the SoCal Retail Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the USAA Office Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the USAA Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the USAA Office Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the USAA Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the USAA Office Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the USAA Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Millennium Park Plaza Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Millennium Park Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Millennium Park Plaza Mortgage Loan, Citibank, N.A., as Custodian for the Millennium Park Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Millennium Park Plaza Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Millennium Park Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 19100 Ridgewood Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 19100 Ridgewood Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 19100 Ridgewood Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 19100 Ridgewood Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 19100 Ridgewood Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the New Jersey Center of Excellence Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the New Jersey Center of Excellence Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the New Jersey Center of Excellence Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the New Jersey Center of Excellence Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the New Jersey Center of Excellence Mortgage Loan, KeyBank National Association, as Primary Servicer for the Hilton Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Hilton Portfolio Mortgage Loan, Citibank, N.A., as Trustee for the Hilton Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Hilton Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Hilton Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Hilton Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Bushwick Avenue Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Bushwick Avenue Portfolio Mortgage Loan, Citibank, N.A., as Trustee for the Bushwick Avenue Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Bushwick Avenue Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bushwick Avenue Portfolio Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the Bushwick Avenue Portfolio Mortgage Loan.

Dated: March 18, 2021

/s/ Leah Nivison

Leah Nivison

Chief Executive Officer

(senior officer in charge of securitization of the depositor)